ARTHUR
                                    ANDERSEN
                                                         -----------------------
                                                         Arthur Andersen LLP
                                                         -----------------------
                                                         Suite 800
                                                         18201 Von Karman Avenue
                                                         Irvine, CA 92612-1005
                                                         714 757 3100

March 9, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Gentlemen:

We have read Item 4 included in the attached Form 8-K dated March 3, 1998 of Global Outdoors, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP





EXHIBIT 16.1